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                                                                   EXHIBIT 99.02

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         I, Doug Hanson, Vice President and Chief Financial Officer of Windrose Medical Properties Trust, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Windrose Medical Properties Trust on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of Windrose Medical Properties Trust.



           May 15, 2003       By:  /s/ DOUG HANSON
                              --------------------------------------------------
                              Name:  Doug Hanson
                              Title:  Vice President and Chief Financial Officer

This certificate is being submitted in accordance with the procedure provided in
Section III of SEC Release No. 33-8212, 34-47551, IC-25967 (March 21, 2003) for treatment as a document `accompanying' the Quarterly Report on Form 10-Q to which it is attached and not as a document `filed' as a part of such Quarterly Report. This certificate shall not be deemed incorporated by reference into any of Windrose Medical Properties Trust's Securities Act registration statements. A signed original of this written statement required by Section ss. 906 has been provided to Windrose Medical Properties Trust and will be retained by Windrose Medical Properties Trust and furnished to the Securities and Exchange Commission or its staff upon request.